Exhibit 10(v)

SUMMARY OF THE COMPENSATION OF EXECUTIVE OFFICERS OF SIGMA-ALDRICH CORPORATION

The following table presents compensation information for the Principal Executive Officer, the Principal Financial Officer and the three other most highly compensated executive officers, based on total compensation in 2006:

Summary Compensation Table

	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Nonequity Incentive Plan Comp. (4)	Change in Pension Value and Nonqualified Deferred Comp. Earnings (5)	All Other Comp. (6)	Total
Jai P. Nagarkatti President & CEO	2006	$600,000	$—	$129,259	$514,301	$416,874	$80,269	$191,590	$1,932,293
Michael R. Hogan Chief Administrative Officer & CFO	2006	430,000	—	51,704	313,127	222,955	12,201	41,820	1,071,807
David R. Harvey Chairman	2006	250,000	500,000	—	868,068	500,000	56,718	9,235	2,184,021
Franklin D. Wicks President, SAFC	2006	330,000	—	51,704	313,127	177,375	54,713	41,586	968,505
David W. Julien President, Research Specialties	2006	320,000	—	51,704	313,127	165,920	32,124	42,592	925,467

(1)	Represents the amount paid to Dr. Harvey on January 1, 2006 pursuant to the terms of his prior employment agreement based on his continued employment through that date. Effective January 1, 2006, we entered into a new agreement with Dr. Harvey, which is incorporated herein by reference.

(2)	Amounts listed represent the amount of expense recognized for financial reporting purposes in 2006 for performance shares, before reflecting assumed forfeitures, in accordance with SFAS 123(R). Assumptions used in the calculation of these targeted amounts are included in Note 12 - Common Stock - to our consolidated financial statements on page 38 of the 2006 Annual Report, which is incorporated herein by reference. The performance shares were granted pursuant to our 2003 LTIP, which is incorporated herein by reference. Dividends are not paid on these performance shares. The ultimate number of shares awarded, pursuant to these grants, will depend upon our performance over the three-year period ending December 31, 2008. These shares will be awarded in 2009 after the results for the performance period have been determined.

(3)	Represents the amount of expense recognized for financial reporting purposes in 2006, before reflecting assumed forfeitures, as described in SFAS 123(R), and thus includes amounts from awards granted in and prior to 2006 based on the vesting of these awards. Assumptions used in the calculation of these amounts are included in Note 12 - Common Stock - to our consolidated financial statements on page 38 of the 2006 Annual Report, which is incorporated herein by reference.

(4)	Amounts are earned and accrued during the fiscal year indicated and are paid subsequent to the end of each fiscal year pursuant to our cash bonus plan, which is incorporated herein by reference, except for Dr. Harvey, who earned the amount paid to him on January 1, 2006 pursuant to the terms of his prior employment agreement based on the achievement of targeted financial performance for 2003, 2004 and 2005.

(5)	Amounts represent the change in the present value of accrued benefits under our defined benefit pension plan from November 30, 2005 to November 30, 2006. This corresponds to the plan’s measurement date used for financial reporting purposes. There are no above-market or preferential investment earnings on nonqualified deferred compensation arrangements for any of our named executive officers or any other employees.

(6)	Components of this column are described within the “All Other Compensation” table on the following page.

Exhibit 10(v) (continued)

The components of all other compensation for 2006 are as follows:

All Other Compensation

Name	Year	401(k) Retirement Savings Plan	Supplemental Retirement Plan	Personal Use Of Company Vehicle	Total
Jai P. Nagarkatti	2006	$8,520	$178,700	$4,370	$191,590
Michael R. Hogan	2006	8,520	33,300	—	41,820
David R. Harvey	2006	8,520	—	715	9,235
Franklin D. Wicks	2006	8,520	27,300	5,766	41,586
David W. Julien	2006	8,520	26,700	7,372	42,592